As filed with the Securities and Exchange Commission on May 22, 2013
                                                     Registration No. 333-186510

================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 AMENDMENT 2 TO

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   DRIMEX INC.
                 (Name of small business issuer in its charter)

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
            Nevada                                   3751                        EIN 39-2079723
(State or Other Jurisdiction of          (Primary Standard Industrial            (IRS Employer
Incorporation or Organization)               Classification Number)          Identification Number)
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                             311 S Division Street
                              Carson City, NV 89703
                                 (702) 425-5072
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          Business Filings Incorporated
                             311 S. Division Street,
                              Carson City NV 89703
                                 (608) 827-5300
               (Address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                                David Lubin, Esq.
                         David Lubin & Associates, PLLC
                            10 Union Avenue, Suite 5
                            Lynbrook, New York 11563
                            Telephone: (516) 887-8200
                            Facsimile: (516) 887-8250

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer [ ]                        Accelerated filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE
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
===========================================================================================================
Title of Each Class                              Proposed Maximum       Proposed Maximum         Amount of
of Securities to be       Amount of Shares        Offering Price       Aggregate Offering      Registration
   Registered           to be Registered (1)       per Share (1)             Price                  Fee
-----------------------------------------------------------------------------------------------------------
Common Stock                 5,000,000               $ 0.02                $100,000              $ 13.64
===========================================================================================================
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(1)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

                                   PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. There is no minimum purchase requirement for the offering to proceed.

                                   DRIMEX INC.

                        5,000,000 SHARES OF COMMON STOCK

                             Initial Public Offering

This is the initial offering of common stock of Drimex Inc. and no public market currently exists for the securities being offered. A public market may never develop for the securities being offered, or, if a market develops, may not be sustained.

We are offering for sale a total of 5,000,000 shares of common stock at a fixed price of $.02 per share in a direct public offering, without any involvement of underwriters or broker-dealers. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Vladimir Nedrygaylo, will attempt to sell the shares. This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. The offering does not require that we sell a minimum number of shares; therefore not all of the shares may be sold. The amount raised may be minimal and there is no assurance that we will be able to raise sufficient amount to cover our expenses and may not even cover the costs of the offering. Should we be successful in selling all of the shares offered, we will receive $100,000 in proceeds before expenses. Any funds received as a part of this offering will be immediately available to us for our use. We have not made any arrangements to place the proceeds from this offering in an escrow, trust or similar account.

Title of Securities      Number of         Offering Price       Maximum Offering
to be Offered         Offered Shares          Per Share             Proceeds
-------------         --------------          ---------             --------
Common Stock        5,000,000 (100% of         $0.02                $100,000
                    offered shares)

Common Stock        3,750,000 (75% of          $0.02                $ 75,000
                    offered shares)

Common Stock        2,500,000 (50% of          $0.02                $ 50,000
                    offered shares)

Common Stock        1,250,000 (25% of          $0.02                $ 25,000
                    offered shares)

The shares are being offered at a fixed price of $0.02per share for a period of one year (unless extended for up to an additional six months in the sole discretion of our board of directors) from the effective date of this prospectus. The offering shall terminate on the earlier of (i) the date when the sale of all 5,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 5,000,000 shares registered under the Registration Statement of which this Prospectus is part or (iii) one year after the effective date of this prospectus, unless extended for up to an additional six months in the sole discretion of our board of directors.

We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act ("JOBS Act").

Drimex Inc. is a development stage company and currently has limited operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for Drimex Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We have not made any arrangements to place funds in an escrow, trust or similar account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions.

As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.


INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER "RISK FACTORS" BEGINNING ON PAGE 5.


NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  SUBJECT TO COMPLETION, DATED _____ ___, 2013

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                                TABLE OF CONTENTS

PROSPECTUS SUMMARY                                                           3

RISK FACTORS                                                                 5

FORWARD-LOOKING STATEMENTS                                                  12

USE OF PROCEEDS                                                             12

DETERMINATION OF OFFERING PRICE                                             12

DILUTION                                                                    13

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS                                                       13

DESCRIPTION OF BUSINESS                                                     18

LEGAL PROCEEDINGS                                                           20

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS                 20

EXECUTIVE COMPENSATION                                                      21

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                              22

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT              23

PLAN OF DISTRIBUTION                                                        23

DESCRIPTION OF SECURITIES                                                   26

INDEMNIFICATION  FOR SECURITIES ACT LIABILITIES                             27

INTERESTS OF NAMED EXPERTS AND COUNSEL                                      27

EXPERTS                                                                     27

LEGAL MATTERS                                                               27

AVAILABLE INFORMATION                                                       27

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE                                                        28

INDEX TO THE FINANCIAL STATEMENTS                                          F-1

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

                               PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, "WE," "US," "OUR," AND "DRIMEX INC" REFERS TO DRIMEX INC THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

                                   DRIMEX INC.


We are a development stage company in the power sport business. Drimex Inc. was incorporated in Nevada on August 10, 2012. We intend to use the net proceeds from this offering to develop our business operations (See "Description of Business" and "Use of Proceeds"). Our principal executive offices are located at 311 S Division Street, Carson City, NV 89703. Currently we do not have any physical office. Our phone number is (702) 425-5072.

From inception until the date of this filing, we have had very limited operating activities. We generated $2000 consultant fee to our client in March 2013. Our financial statements from inception (August 10, 2012) through December 31, 2012, reports no revenues and a net loss of $32. Our independent registered public accounting firm has issued an audit opinion for Drimex Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern for the next twelve months. Our ability to continue as a going concern is dependent on our ability to raise additional capital and implement our business plan.

Drimex Inc is planning to help customers to obtain power sports vehicles through the auction process, help with shipping and delivery. Also we may obtain inventory of power sports vehicles, parts and accessories from USA auctions and resell them worldwide. Our power sports inventory will include but not limited to motorcycles, all-terrain vehicles (ATV), snowmobiles, Utility Terrain Vehicle
(UTV), etc. As of April 2013 we have only European shipping agreement in place.


We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act ("JOBS Act"). We will be subject to limited reporting obligations as an emerging growth company and will be subject to limited reporting obligations as mentioned in our risk factors on page 5.

Our source of revenue from operating will be fee from customers for helping to obtain power sports vehicles from auctions. We may resell power sport vehicles and power sport accessories from USA based auctions. Also we may make revenue on delivery and shipping from the auctions to customers.

To date, we have developed our business plan and entered into agreement with freight agent.


Our current monthly burn rate based on our last quarter is $2,133. We estimated it by dividing quarterly expenses by three. Our cash balance is $142 as of March 31, 2013.The present capital will not be sufficient to fund our operation for any period of time at this burn rate.


To implement our plan of operations ($16,000) and pay ongoing legal fee associated with this offering ($9,000) we require a minimum of $25,000 for the next twelve months as described in our Plan of Operations. We will not begin to execute our plan of operation until the offering period is complete which may be a year or more.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

THE OFFERING

The Issuer:                   Drimex Inc.


Securities Being Offered:     5,000,000 shares of common stock. We do not plan
                              to sell these securities in the United States.


Price Per Share:              $0.02

Duration of the Offering:     The offering shall terminate on the earlier of
                              (i) the date when the sale of all 5,000,000 common shares is completed;
                              (ii) one year from the date of this prospectus; or
                              (iii) prior to one year at the sole determination of the board of directors.

Gross Proceeds                $100,000

Securities Issued and
Outstanding:                  There are 5,000,000 shares of common stock issued
                              and outstanding as of the date of this prospectus, held solely by our President and Secretary, Vladimir Nedrygaylo.

Subscriptions                 All subscriptions once accepted by us are
                              irrevocable.

Registration Costs            We estimate our total offering registration costs
                              to be approximately $9,000.

Risk Factors                  See "Risk Factors" and the other information in
                              this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from August 10, 2012(Inception) to December 31, 2012.

FINANCIAL SUMMARY
                                                                  As of
                                                           December 31, 2012 ($)
                                                           ---------------------

        Cash and Deposits                                         5,068
        Total Assets                                              5,068
        Total Liabilities                                           100
        Total Stockholder's Equity                                4,968

STATEMENT OF OPERATIONS

                                                              Accumulated From
                                                               August 10, 2012
                                                               (Inception) to
                                                           December 31, 2012 ($)
                                                           ---------------------

        Total Expenses                                               32
        Net Loss for the Period                                     (32)
        Net Loss per Share                                           --

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES AND PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.


Our current operating funds are less than we require to complete our intended operations plan. As of December 31, 2012, we had cash in the amount of $5,068 and liabilities of $100. As of this date, we have had limited operations and no income. The proceeds of this offering may not be sufficient for us to achieve significant revenues and profitable operations. Our offering has no minimum. Specifically, there is no minimum number of shares that needs to be sold in this offering for us to access the funds. Given that the offering is a best effort, self-underwritten offering, we cannot assure you that all or any shares will be sold. We have no firm commitment from anyone to purchase all or any of the shares offered. We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. We anticipate that we must raise the minimum capital of approximately $25,000 to execute our business plan and maintain a reporting status with the SEC. Therefore, if we sell less than 25% of the shares in this offering, we will need additional funding to complete further development of our business plan. As of the date of this prospectus, we have not taken any steps to seek additional financing other than this offering. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.


WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.


We were incorporated on August 10, 2012 and to date have been involved primarily in organizational activities. We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. Prior to having an inventory, we anticipate that we will incur increased operating expenses without realizing any additional revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any additional operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WE MAY NOT BE ABLE TO EARN ADDITIONAL REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING. AS A RESULT, THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have accrued net losses of $32 for the period from our inception on August 10, 2012 to December 31, 2012, and have little revenues as of this date. Our future is dependent upon our ability to obtain financing and upon future profitable operations . Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise substantial doubt that we will be able to continue as a going concern MaloneBailey LLP our independent registered public accounting firm, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant's comments when determining if an investment in Drimex Inc. is suitable.


If we experience a shortage of funds prior to funding we may utilize funds from Vladimir Nedrygaylo, our sole officer and director, who may be willing to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, Mr. Nedrygaylo has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. If we are successful in raising the funds from this offering, we plan to commence activities to start our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to start our operations.

INVESTORS CANNOT WITHDRAW FUNDS ONCE INVESTED AND WILL NOT RECEIVE A REFUND. Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Drimex Inc. and held in our corporate bank account if the Subscription Agreements are in good order and the investor is accepted as an investor by the Company. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

BECAUSE WE WILL EXPORT OUR PRODUCT OVERSEAS, WE CAN BE AFFECTED BY DISRUPTIONS IN DELIVERY.

Because we intend to export power sports vehicles and accessories to overseas customers , we believe that disruptions in shipping deliveries may affect us. Deliveries of our products may be disrupted through factors such as:

     (1)  work stoppages, strikes and political unrest;
     (2) increased inspections of import shipments or other factors causing delays in shipments; and
     (3)  economic crises, international disputes and wars.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT CLIENTS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN 50% OR MORE OF OUR OUTSTANDING COMMON STOCK, IF THE MAXIMUM NUMBER OF OFFERING SHARES ARE SOLD, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

If the maximum number of shares offered herein are sold, Mr. Nedrygaylo, our sole officer and director, will own 50% of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Nedrygaylo a may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR CURRENT PRESIDENT HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Vladimir Nedrygaylo, our President, currently devotes approximately twenty hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Nedrygaylo to our company could negatively impact our business development.

IF VLADIMIR NEDRYGAYLO, OUR SOLE OFFICER AND DIRECTOR, SHOULD RESIGN OR DIE, WE WILL NOT HAVE A CHIEF EXECUTIVE OFFICER THAT COULD RESULT IN OUR OPERATIONS SUSPENDING. IF THAT SHOULD OCCUR, YOU COULD LOSE YOUR INVESTMENT.

We extremely depend on the services of our sole officer and director, Vladimir Nedrygaylo, for the future success of our business. The loss of the services of Mr. Nedrygaylo could have an adverse effect on our business, financial condition and results of operations. If he should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment.

BECAUSE WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR YOUR SUBSCRIPTION, IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY, OR A CREDITOR OBTAINS A JUDGMENT AGAINST US AND ATTACHES THE SUBSCRIPTION, YOU WILL LOSE YOUR INVESTMENT.

Your funds will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription. If that happens, you will lose your investment and your funds will be used to pay creditors.

GOVERNMENT REGULATIONS

As we planning to sell our services via our website we will be subject to state, federal and international laws and regulations applicable to online commerce, including user privacy policies, product pricing policies, Web site content and general consumer protection laws. Laws and regulations have been adopted, and may be adopted in the future, that address Internet-related issues, including online content, privacy, online marketing, unsolicited commercial email, taxation, pricing and quality of products and services. Some of these laws and regulations, particularly those that relate specifically to the Internet, were adopted relatively recently and their scope and application may still be subject to uncertainties. Interpretations of these laws, as well as any new or revised law or regulation, which could decrease demand for our services, increase our cost of doing business, result in liabilities for us, restrict our operations or otherwise cause our business to suffer. Our failure, or the failure of our business partners, to accurately anticipate the application of these laws and regulations, or to comply with such laws and regulations, could create liability for us, result in adverse publicity and negatively affect our business.

WE MAY IN THE FUTURE ISSUE ADDITIONAL SHARES OF COMMON STOCK, WHICH WILL DILUTE SHARE VALUE OF INVESTORS IN THE OFFERING.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 5,000,000 shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by investors in the offering, and might have an adverse effect on any trading market for our common stock.

AS AN "EMERGING GROWTH COMPANY" UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

     - have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
     - comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

     - we will not be required to seek shareholder approval of golden parachute compensation and will not be required to hold the shareholder advisory "say on pay" and "say on frequency" votes.

     - disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

BLUE SKY LAWS MAY LIMIT YOUR ABILITY TO SELL YOUR SHARES. IF THE STATE LAWS ARE NOT FOLLOWED, YOU WILL NOT BE ABLE TO SELL YOUR SHARES AND YOU MAY LOSE YOUR INVESTMENT


State Blue Sky laws may limit resale of the Shares. The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for quoting on the OTCBB, investors should consider any secondary market for the Company's securities to be limited. We intend to seek coverage and publication of information regarding the Company in an accepted publication which permits a "manual exemption". Not all states recognize the manual exemption. This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals.

MR. NEDRYGAYLO LIVES IN RUSSIAN FEDERATION.

This may cause difficulties in managing a business with significant operations in the United States including dealing with issues with our vendors and managing our inventory.

MR. NEDRYGAYLO LIVES IN RUSSIAN FEDERATION.

This may be risk factor to investors such as the difficulties in serving process against him, obtaining jurisdiction over him or foreign assets, or enforcing judgments obtained in US courts against him.

MR. NEDRYGAYLO WILL BE ALSO WORKING AS A CONSULTANT BUYING CARS FROM NORTH AMERICA.

As a consultant he may time to time purchase power sport vehicles. Mr. Nedrygaylo may be bidding against his Drimex Inc. customers or bidding for vehicles that could otherwise be obtained for Drimex Inc. inventory.


RISKS ASSOCIATED WITH THIS OFFERING

OUR PRESIDENT, MR. NEDRYGAYLO DOES NOT HAVE ANY PRIOR EXPERIENCE CONDUCTING A SECURITIES OFFERING, AND OUR BEST EFFORT OFFERING DOES NOT REQUIRE A MINIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Mr. Nedrygaylo does not have any experience conducting a best-effort offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

WE ARE DEPENDENT UPON LOANS FROM OUR SOLE OFFICER AND DIRECTOR.


We have been utilizing and may utilize funds from Mr Nedrygaylo, our sole officer and director, who MAY BE WILLING to advance funds to allow us to pay for offering costs, filing fees, professional fees, including fees payable in connection with the filing of this registration statement and operating expenses. There is no maximum amount of funds that Mr. Nedrygaylo may be willing to advance. Mr. Nedrygaylo has no formal commitment, arrangement or legal obligation to advance or loan funds to us. As of January 31, 2013, we owe Mr. Nedrygaylo $100 for funds advanced to us by Mr. Nedrygaylo as of such date.. The loan is non-interest bearing, unsecured and due on demand. If Mr. Nedrygaylo should decide not to continue advancing funds to us, or to advance funds when needed we will not have such funds for our operations and to effectuate our business plan. There is no due date for the repayment of the funds advanced by Mr. Nedrygaylo. Mr. Nedrygaylo will be repaid from revenues of operations when and if we generate additional revenues to pay the obligation. There can be no assurances as to the timing of when we will generate additional revenues. However Mr Nedrygaylo can demand repayment of the outstanding loans at any time.

Mr. Nedrygaylo may demand payment prior to us generating revenues or raising other funding. If he does, we may not have funds sufficient to make such repayment which would result in our defaulting on such loan and our company may become insolvent and we may not have funds necessary for our operations. We may also not be able to pay for the expenses involved in the registration process.


OUR SOLE OFFICER AND DIRECTOR DOES NOT CURRENTLY RECEIVE ANY COMPENSATION FOR SERVICES PROVIDED TO THE COMPANY.

Vladimir Nedrygaylo, our sole officer and director currently devotes approximately twenty hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the Company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be. If we are unable to compensate Mr. Nedrygaylo in the future, he may not agree to remain with the Company, and the loss of our sole officer and director would adversely affect our operations. Additionally, as the sole member of management, Mr. Nedrygaylo will have the discretion to set compensation and may decide to pay himself salary at any time, thereby diverting funds needed for operations. There is a potential conflict of interest in that our director and officer has the authority to determine issues concerning management compensation which may not be in the best interests of the Company or its shareholders.

THE REGULATION OF PENNY STOCKS BY SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF THE COMPANY'S SECURITIES.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE PLAN TO SELL SHARES IN THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. He will offer the shares to friends, family members, and business associates; however, there is no guarantee that he will be able to sell any of shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.


DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering, which may last for a year or a year and a half if we extend it and apply to have the shares quoted on the Over-the-Counter Bulletin Board ("OTCBB"). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Drimex Inc. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT ADDITIONAL REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.


Our business plan allows for the payment of the estimated $9,000 cost of this registration statement to be paid from existing cash on hand. If necessary, Vladimir Nedrygaylo, our Chairman, MAY BE WILLING to loan the company funds to complete the registration process. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act.

We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $9,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Vladimir Nedrygaylo, our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of losing your entire investment in us.

WE LACK A PUBLIC MARKET FOR SHARES OF OUR COMMON STOCK, WHICH MAY MAKE IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES.

There is no public market for shares of our common stock. We cannot guaranty that an active public market will develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and introduction of new products and services. Factors such as announcements of new services by us or our competitors and quarter-to-quarter variations in our results of operations, as well as market conditions in our sector may have a significant impact on the market price of our shares. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of the stock of many companies and such volatility may be unrelated or disproportionate to the operating performance of those companies.

WE MAY BE EXPOSED TO POTENTIAL RISKS AND SIGNIFICANT EXPENSES RESULTING FROM THE REQUIREMENTS UNDER SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002.

If we become registered with the SEC, we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting We expect to incur significant continuing costs, including accounting fees and staffing costs, in order to maintain compliance with the internal control requirements of the Sarbanes-Oxley Act of 2002. Development of our business will necessitate ongoing changes to our internal control systems, processes and information systems. Currently, we have no employees. We do not intend to develop or manufacture any products, and consequently have no products in development, manufacturing facilities or intellectual property rights. As we develop our business, obtain regulatory approval, hire employees and consultants and seek to protect our intellectual property rights, our, our current design for internal control over financial reporting will not be sufficient to enable management to determine that our internal controls are effective for any period, or on an ongoing basis. Accordingly, as we develop our business, such development and growth will necessitate changes to our internal control systems, processes and information systems, all of which will require additional costs and expenses.

In the future, if we fail to complete the annual Section 404 evaluation in a timely manner, we could be subject to regulatory scrutiny and a loss of public confidence in our internal controls. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations.

However, as an "emerging growth company," as defined in the JOBS Act, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale 100%, 75%, 50% and 25% respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $100,000 as anticipated.

                                                $100,000          $ 75,000          $ 50,000          $ 25,000
                                                --------          --------          --------          --------
Yearly ongoing legal and professional fees      $  9,000          $  9,000          $  9,000          $  9,000
Net proceeds                                    $ 91,000          $ 66,000          $ 41,000          $ 16,000
The net proceed will be used:
  Website developing and maintenance            $  8,000          $  8,000          $  8,000          $  8,000
  Advertising, Search engine optimization       $  7,400          $  7,400          $  7,400          $  7,400
  Warehouse, office rent                        $  5,000          $  5,000          $  5,000          $     --
  Inventory of power sport                      $ 55,000          $ 40,000          $ 20,000          $     --
  Parts and accessories inventory               $ 15,000          $  5,000          $     --          $     --
  Auctions access                               $    600          $    600          $    600          $    600


The above figures represent only estimated costs. If necessary, Vladimir Nedrygaylo, our sole officer and director, may be willing to loan the company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board. Mr. Nedrygaylo will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Nedrygaylo. Mr. Nedrygaylo will be repaid from revenues of operations if and when we generate additional revenues to pay the obligation.


We will require a minimum funding of approximately $25,000 to conduct our proposed operations for a minimum period of one year including costs associated with this offering and maintaining a reporting status with the SEC.(legal and professional fees $9,000)

                         DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

                                    DILUTION

The price of the current offering is fixed at $0.02 per share. This price is significantly higher than the price paid by the Company's sole director and officer for common equity on December 28, 2012. Vladimir Nedrygaylo, the Company's sole officer and director, paid $.001 per share for the 5,000,000 shares of common stock he purchased from the Company in December 2012.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Assuming completion of the offering, there will be up to 10,000,000 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels.

Funding Level                                   $80,000       $60,000        $40,000      $20,000
                                                -------       -------        -------      -------
Offering price                                  $  0.01       $  0.01        $  0.01      $  0.01
Net tangible book value per common
 share before offering                          $ 0.001       $ 0.001        $ 0.001      $ 0.001
Increase per common share attributable
 to investors                                     0.006         0.005          0.004        0.003
                                                -------       -------        -------      -------
Pro forma net tangible book value per
 common share after offering                      0.006         0.005          0.004        0.002
                                                -------       -------        -------      -------
Dilution to investors                           $ 0.004       $ 0.005        $ 0.006      $ 0.008
Dilution as a percentage of offering
 price                                               40%          50%             60%          80%

Based on 5,000,000 common shares outstanding as of December31, 2012 and total stockholder's equity of $4,968 utilizing audited December 31, 2012 financial statements.

Since inception, the officers, directors, promoters and affiliated persons have paid an aggregate average price of $.001 per common share in comparison to the offering price of $.02 per common share.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

PLAN OF OPERATION

As of December 31, 2012, our cash balance is $5,068. We may not be able to raise sufficient funds from this offering to sustain our operations. Vladimir Nedrygaylo, our Chairman, President, and Secretary,may be willing to advance funds to allow us to pay for offering costs, filing fees, and professional fees. Mr. Nedrygaylo, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. We do not currently have any arrangements for additional financing. Our principal executive offices are located at 311 S Division street Carson City NV 89703. Our phone number is (702) 425-5072


Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated significant revenues and no significant revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.


To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to [commence] and [expand] operations but we cannot guarantee that once we expand operations we will stay in business after doing so. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital. During this period, our operations will be limited due to the limited amount of funds on hand. Our plan of operations following the completion of the offering period which may last for a year or a year and a half if we extend it, is as follows:

START TO DEVELOP COMPANY WEBSITE.
Period: 1st -2nd months.
The steps in this milestone are as follows:
Start to develop website.

From the beginning of our operation our main source of revenue will be fee from customers for help with obtaining power sports from the USA auctions. Our web site will be in English. There are plenty of auctions in the USA available for buying power sports. Some of them are only for registered dealers and some open for public. We are going to get our company registration at following auctions: www.ebay, www.npauctions.com (national power sport auctions), (Insurance Auto Auctions), www.copart.com, www.manheim.com.Some of that auctions required year access fee and some do not. Almost all of them have guest access where people can see inventory but have no ability to buy. Our web site will promote buying from auctions using our services. Our service will enable potential buyers to search auctions inventory at the guest access and if he/she likes something they will call/email our company. We will require deposit prior of the bidding of 20% of the bid on price of the vehicle. The minimum deposit on each vehicle is $1,000 USD. Our successful bidder fee will be flat $250. We will also require full payment from the buyer within 2 days. Also we will help our buyer with arrangement delivery to the port and shipping to buyer home country. Our fee for sipping and delivery will be 10-20% of the invoice we have from shipping companies.

Expenses: Start to develop website $2,500.

LAUNCH COMPANY WEBSITE.
Period: 3rd - 4th months
The steps in this milestone are as follows:
We are going to test and launch our company web site.
We will hire contractor for web site update and security. Web site maintenance $300 per month.
We will hire contractors for SEO (search engine optimizer). $500 per month.
Expenses: Finish and launch company website $2,500.

BUY INVENTORY OF POWER SPORT.
Period: 5th - 6th months.
The steps in this milestone are as follows:
If we generate $50,000 in this offering we will buy inventory of power sport. We plan to buy some motor bikes and ATV for our inventory.
Expenses: $20,000-$55,000


RENT WAREHOUSE.

Period: 7th-8th months

If we generate at least $50,000 in this offering we will rent a small warehouse from where we will operate our business. We may rent warehouse at areas close to ports area in New Jersey, USA. We plan to lease space from a shipping company that will also manage your inventory. Our sole officer has no plans to utilize any office space in the Russian Federation during first 12 months of our operation. The power sport activity is associated with summer time and winter time sale is slow. Winter is the best time to buy inventory because prices are much cheaper compare to summer time. Warehouse will allow us to buy winter time, keep inventory and sell summer time with bigger profit.

Expenses: $1000 monthly.

ADVERTISING WEB SITE
Period: 9th-10th month

We are going to advertise our company at various power sports web sites. Our advertising area will be European market (English language is well known by European population). We are going to hire independent contractor to find and place our ad at suitable and well known websites with good customers traffic.

Expenses: $400 monthly

BUY INVENTORY OF PARTS AND ACCESSORIES.
Period: 11th -12th months.
If we generate at least $75,000 in this offering we will buy parts and accessories. The items we are going to buy including but not limited to: leather suites and jackets for motorbikes, helmets, motorcycle gloves, boots, body protections, goggles, communications systems, etc.
Expenses 5,000-15,000.

To implement our plan of operations we require a minimum of $25,000(including $9,000 expenses for being public) for the next twelve months as described in our Plan of Operations. If we have only $25,000 we are going to concentrate our effort in helping customers to obtain power sports vehicles . We can't afford to buy inventory with $25,000. If we generate more than $50,000 in revenues we are going to have power sport inventory for sale and resale inventory from the auctions as well. Being a development stage company, we have very limited operating history. After twelve months period we may need additional financing. We do not currently have any arrangements for additional financing..

Vladimir Nedrygaylo, our president will be devoting approximately 20 hours per week to our operations. Once we expand operations, and are able to attract more customers to purchase our product, Vladimir Nedrygaylo has agreed to commit more time as required. Because Vladimir Nedrygaylo will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

PROJECTED REVENUE


Our additional expenses are outlined in the "Use of Proceeds Section" If our plan of Operation fund will be $25,000 then our burn rate will be $2,083per month. Without our own inventory and just getting the fee from the customers for help with obtaining power sports vehicles we have to have fee for at least 9 units per month ($250x9=$2,250) to stay profitable . We will display our inventory on our website. We plan to offer our inventory at price marked-up 20% to 30% of our cost. Our cost will include the price of the power sport vehicle plus associated expenses such as shipping and handling expenses. Mr. Nedrygaylo based his profit expectation on more than 20 years of experience in auto and motor bike and customer service.


The number of power sport units in our inventory that we purchase will depend on the amount of funds that we raise with this offering. Thereafter, we will continue to purchase additional power sports units with the proceeds from the revenue that we generate.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL


There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any significant revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.


We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.
We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

     * have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
     * comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
     * submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and
     * disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

RESULTS OF OPERATIONS

FROM INCEPTION ON AUGUST 10, 2012 TO DECEMBER 31, 2012


During the period we incorporated the company, prepared a business plan, and executed service contracts. Our loss since inception is $32. We have not meaningfully commenced our proposed business operations and will not do so until we have completed this offering and raised sufficient funding.


Since inception, we have sold 5,000,000 shares of common stock to our sole officer and director for net proceeds of $5,000.

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2012, the Company had $5,068 cash and our liabilities were $100, comprising $100 owed to Vladimir Nedrygaylo, our sole officer and director. The available capital reserves of the Company are not sufficient for the Company to remain operational.

Since inception, we have sold 5,000,000 shares of common stock in one offer and sale, which was to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $5,000.

We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise the necessary funds to proceed with all phases of our plan of operation. The sources of funding we may consider to fund this work include a public offering, a private placement of our securities or loans from our director or others.

As of the date of this registration statement, the current funds available to the Company is not sufficient to continue maintaining our reporting status until we raise funds from this offering. In case raising funds will take longer than planned, or our short term expenses exceed our expectations, the company's sole officer and director, Vladimir Nedrygaylo, has indicated that he may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan until minimum required proceeds are obtained by the Company. However, there is no contract in place or written agreement securing this agreement. Management believes if the company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the company. As such, your investment previously made may be lost in its entirety.

Our auditors have issued a "going concern" opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $9,000.

Management believes that the net proceeds, assuming a minimum of $25,000 is raised (provided that we are not required to raise any minimum amount of funding in the offering), will be sufficient to implement our initial plan of operations in the 12 month period. However, after one year we may need to raise additional financing.

We will be highly dependent upon the success of future private offerings of equity or debt securities, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

We will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company's management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenues and expenses using the accrual method of accounting for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization when appropriate using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income

INCOME TAXES

Drimex Inc. accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under Statement 109, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used of financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Accounting Standards Codification Topic 820, "Disclosures About Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of cash.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

                             DESCRIPTION OF BUSINESS


Drimex Inc. plans to operate in the power sport business. We plan to offer power sport vehicles and power sport accessories. From the beginning of operation our main goal will be to develop and promote our web site. Potential customers will have the ability to search inventory from USA auctions using guest access. Customers will pay us a deposit and we will bid on items on their behalf. We will require deposit prior of the bidding of 20% of the bid on price of the vehicle. The minimum deposit on each vehicle is $1,000 USD.I f the customer is the winning bidder of the auction of a vehicle, as soon as the auction is closed he/she will receive an e-mail notification with payment instructions. Full payment from the customer will be required within 2 days from the auction date. Our web site will offer the following services:


     1) Pick-up of vehicles from any inland location in the US and delivery to sea ports.
     2)   Loading and shipping from major ports.
     3) Preparing of customs export title clearance, Shipper's Export Declaration, Dock Receipt and Bill of Lading for each vehicle. Each stage of a vehicle's movement will be traced by clients on our custom web based customer management program.

We are going to find vehicles carriers for shipping within the US (from the point of auction to US ports)using Internet search. We will choose carrier with lowest rate and shortest time delivery of the vehicles. We plan to do internet search every time a customer purchases a vehicle.


We will work only with insured carrier for our shipping. Insurance company will compensate the loss and damage during shipment of vehicles within the US from the point of auction to delivery to US port.

We will help our customers obtain registration at the US based auctions. Customer will get auction item titled on his/her name. We are not going to use our own funds when helping customers obtain items from auctions. Our customers will be required to use their own funds to purchase the auction items.

Our services will not require a monthly/yearly fee. Our complete service is a door to door solution. Customers will have peace of mind and worry free experience with our buying and shipping services. Customers will choose from various auctions in USA. We will have a fee regardless of the final price on the auction. We are going to help with Insurance placement, export documents and title transfer.
We plan to lease space from shipping companies in the US. We will contract these companies to handle the physical aspects of our business such as handling and shipping our inventory.

AGREEMENT WITH ANCHOR FREIGHT SERVICES, INC.

ANCHOR FREIGHT SERVICES, INC will be the freight agent for the Company .The transporter will ship motorbikes, ATV, UTV, parts and other products, from the USA to any European ports. The agreement is valid for a period of 12 months (10th day October 2012 to 10th day October 2013). The Company has an option to extend the terms for an additional 12 months on the same terms and condition. In consideration of Anchor Freight carrying the goods we have to pay charges calculated at the rates of 0.5 dollar per 1 kilogramm. The Transporter shall be responsible for the safe custody and security of the goods and its delivery at the destination within the scheduled time.

EMPLOYEES; IDENTIFICATION OF CERTAIN SIGNIFICANT EMPLOYEES.

We have no employees other than our sole officer and director, Vladimir Nedrygaylo who currently devotes approximately twenty hours per week to company matters. We intend to hire employees on an as needed and funding permitting basis.

OFFICES

Our business office is located at 311 S Division street Carson City NV 89703.Our telephone number is (702) 425-507 . We do not have a physical executive office at this time. Our Carson City address was provided to us by Business Filings Incorporated.

GOVERNMENT REGULATION


We believe that we will comply with all regulations, rules and directives of governmental authorities and agencies applicable to the business of shipping power sports in any jurisdiction which we would conduct activities. We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the shipping requirements. We are in business of reselling and shipping motorcycles, all-terrain vehicles (ATV), snowmobiles, Utility Terrain Vehicle (UTV), power sports accessories from USA suppliers to worldwide. We will not begin to execute our business plan until the offering period is complete. We anticipate our main source of revenue from the beginning of your operations will be from helping customers with obtaining power sport vehicles from auctions in the US, rather than buying and selling, and we only have a European shipping agreement in place.

Currently we are not subject to any government approval of principal product or services. We may fall under international regulation of packing, labeling, documentation, and insurance requirements. A Shipper's Export Declaration (SED) is used to control exports and act as a source document for official U.S. export statistics. SEDs must be prepared for shipments through the U.S. Postal Service when the shipment is valued over $500. We are subject to federal and state consumer protection laws, including laws protecting the privacy of customer non-public information and regulations prohibiting unfair and deceptive trade practices.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

           DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The names, ages and titles of our executive officers and directors are as follows:

Name and Address of Executive
   Officer and/or Director         Age                 Position
   -----------------------         ---                 --------
Vladimir Nedrygaylo                52       President, Secretary, Treasurer and
311 S Division Street                       Director
Carson City, NV 89703

VLADIMIR NEDRYGAYLO has acted as our President, Secretary, Treasurer and sole Director since our incorporation on August 10, 2012. From 1992 till March 2002 he worked as independent auto dealer in Rostov on Don, Russian Federation.. From March 2002 till April 2012 Mr. Vladimir Nedrygaylo owned and operated "SV AUTO", a private motor bike dealership. With more than 20 years of experience in auto and motor bike and customer service, Mr. Vladimir Nedrygaylo has the plenty of established contacts in auto and motor bike business areas.

Mr. Nedrygaylo is not a director in any other U.S. reporting companies nor has he been affiliated with any company that has filed for bankruptcy within the last ten years. The Company is not aware of any proceedings to which any of the Company's officers or directors, or any associate of any such officer or director, is a party adverse to the Company or any of the Company's subsidiaries or has a material interest adverse to it or any of its subsidiaries.

Our president will be devoting approximately twenty hours a week of his business time to our operations. Mr. Nedrygaylo devotes the remainder of his time as consultant of buying cars from Europe and North America and provides consulting services for shipping cars to Russian Federation.
Once we expand operations, and are able to attract more customers to purchase our services or products, Mr. Nedrygaylo has agreed to commit more time as required. Because Mr. Nedryrygaylo will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in lack of revenues and a cessation of operations.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

INDEPENDENCE OF DIRECTORS

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

COMMITTEES OF THE BOARD

Our Company currently does not have nominating, compensation or audit committees or committees performing similar functions, nor does our Company have a written nominating, compensation or audit committee charter. Our Directors believe that it is not necessary to have such committees, at this time, because the functions of such committees can be adequately performed by the sole director.

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The sole director believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the sole director and we do not have any specific process or procedure for evaluating such nominees. The sole director, will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our sole director may do so by directing a written request addressed to our president and director, at the address appearing on the first page of this prospectus.

                              CORPORATE GOVERNANCE

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the "SEC") and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company's employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company's sole director is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company's independent public accountants. The sole director reviews the Company's internal accounting controls, practices and policies.

                             EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our President, and Secretary and all other executive officers (collectively, the "Named Executive Officers") from inception on August 10, 2012 until December 31, 2012:

SUMMARY COMPENSATION TABLE

                                                                     Non-Equity      Nonqualified
 Name and                                                            Incentive         Deferred
 Principal                                     Stock      Option        Plan         Compensation    All Other
 Position       Year     Salary($)  Bonus($)  Awards($)  Awards($)  Compensation($)   Earnings($)  Compensation($) Totals($)
 --------       ----     ---------  --------  ---------  ---------  ---------------   -----------  --------------- ---------
Vladimir      August 10,   -0-        -0-       -0-         -0-         -0-              -0-            -0-          -0-
Nedrygaylo,   2012
President,    until
Treasurer &   December 31,
Secretary     2012

There are no current employment agreements between the company and its officers.

Mr. Nedrygaylo currently devotes approximately twenty hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by us for the benefit of our officer or director or employees.

DIRECTOR COMPENSATION

The following table sets forth director compensation for the period from August 10, 2012 through December 31, 2012:

                   Fees                              Non-Equity      Nonqualified
                  Earned                             Incentive         Deferred
                 Paid in      Stock      Option        Plan          Compensation      All Other
    Name         Cash($)     Awards($)  Awards($)  Compensation($)    Earnings($)    Compensation($)   Total($)
    ----         -------     ---------  ---------  ---------------    -----------    ---------------   --------
Vladimir           -0-         -0-        -0-           -0-              -0-             -0-             -0-
Nedrygaylo

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Vladimir Nedrygaylo will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

On December 28, 2012, we issued a total of 5,000,000 shares of restricted common stock to Vladimir Nedrygaylo, our sole officer and director in consideration of $5,000.

Further, Mr. Nedrygaylo has advanced funds to us. As of December 31, 2012, Mr. Nedrygaylo advanced us $100. Mr. Nedrygaylo will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Nedrygaylo. Mr. Nedrygaylo will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Nedrygaylo does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Nedrygaylo or the repayment of the funds to Mr. Nedrygaylo. The entire transaction was oral.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of January 31, 2013 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

                 Name and Address of      Amount and Nature of
Title of Class    Beneficial Owner        Beneficial Ownership        Percentage
--------------    ----------------        --------------------        ----------
Common Stock     Vladimir Nedrygaylo      5,000,000 shares of            100%
                 311 S Division street    common stock (direct)
                 Carson City NV 89703

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on January 31, 2013. As of January 31, 2013, there were 5,000,000 shares of our common stock issued and outstanding.

A total of 5,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Our investors are not allowed to rely on Rule 144 of the Securities Act for a period of one year from the date that we cease to be a shell company. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation. Our stock may become quoted, rather than traded, on the OTCBB.

There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director who owns 5,000,000 restricted shares of our common stock.

                              PLAN OF DISTRIBUTION

Drimex Inc has 5,000,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional of 5,000,000 shares of its common stock for sale at the price of $0.02 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company's selling efforts in the offering, Vladimir Nedrygaylo will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Mr. Nedrygaylo is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Nedrygaylo will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Nedrygaylo is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Nedrygaylo will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Nedrygaylo will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Drimex Inc will receive all proceeds from the sale of the 5,000,000 shares being offered. The price per share is fixed at $0.02 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.02 until a market develops for the stock.

The Company's shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.02 per share.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Drimex Inc will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $9,000.

The shares of common stock being offered by us have not been registered for sale under the securities laws of any state as of the date of this prospectus.

STATE SECURITIES - BLUE SKY LAWS

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Our shares of common stock are subject to the "penny stock" rules of the Securities and Exchange Commission. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

OFFERING PERIOD AND EXPIRATION DATE

This offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of one year unless extended for up to an additional six months in the sole discretion of our board of directors. The offering shall terminate on the earlier of (i) the date when the sale of all 5,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 5,000,000 shares registered under the Registration Statement of which this Prospectus is part or (iii) the 365th day after the effective date of this prospectus (unless extended for up to an additional six months in the sole discretion of our board of directors). We will not accept any money until this registration statement is declared effective by the SEC.

PROCEDURES FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you must

     -    execute and deliver a subscription agreement; and
     -    deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "Drimex Inc."

RIGHT TO REJECT SUBSCRIPTIONS

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

                            DESCRIPTION OF SECURITIES

GENERAL


Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of March 31, 2013 there were 5,000,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record, our sole officer and Director.


COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company
(iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company's Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

SHARE PURCHASE WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

ANTI-TAKEOVER LAW

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Drimex Inc or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

                                     EXPERTS

The financial statements of the registrant appearing in this prospectus and in the registration statement have been audited by MaloneBailey LLP, an independent registered public accounting firm and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                  LEGAL MATTERS

David Lubin & Associates, PLLC opined on the validity of the shares of common stock being offered hereby.

                              AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act of 1934, as amended. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at www.sec.gov.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

                              FINANCIAL STATEMENTS

Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by MaloneBailey LLP.

Our financial statements from inception to December 31, 2012, immediately follow:

                                   DRIMEX INC.

                          (A DEVELOPMENT STAGE COMPANY)

                                TABLE OF CONTENTS

                                DECEMBER 31, 2012

Report of Independent Registered Public Accounting Firm                      F-2

Balance Sheet as of December 31, 2012                                        F-3

Statement of Expenses for the period from August 10, 2012 (Date of
 Inception) to December 31, 2012                                             F-4

Statement of Stockholders' Equity for the period from August 10, 2012
 (Date of Inception) to December 31, 2012                                    F-5

Statement of Cash Flows for the period from August 10, 2012 (Date of
 Inception) to December 31, 2012                                             F-6

Notes to the Financial Statements                                            F-7

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Drimex, Inc
(A Development Stage Company)
Carson City, Nevada

We have audited the accompanying balance sheet of Drimex, Inc. (a development stage company) (the "Company") as of December 31, 2012, and the related statement of expenses, changes in stockholders' equity and cash flows for the period from August 10, 2012 (inception) through December 31, 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2012 and the related results of its operations and its cash flows for the period from August 10, 2012 (inception) through December 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred losses from operation since inception. This factor raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ MaloneBailey, LLP
-------------------------------------
www.malone-bailey.com
Houston, Texas
February 2, 2013

                                   DRIMEX INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET

                                                                   December 31,
                                                                      2012
                                                                    --------
                                     ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                         $  5,068
                                                                    --------

TOTAL ASSETS                                                        $  5,068
                                                                    ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

CURRENT LIABILITIES
  Loan from director                                                $    100
                                                                    --------
TOTAL LIABILITIES                                                        100
                                                                    --------
STOCKHOLDERS' EQUITY
  Common stock, par value $0.001; 75,000,000 shares
   authorized, 5,000,000 shares issued and outstanding                 5,000
  Deficit accumulated during the development stage                       (32)
                                                                    --------
TOTAL STOCKHOLDERS' EQUITY                                             4,968
                                                                    --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $  5,068
                                                                    ========


             See accompanying notes to audited financial statements.

                                   DRIMEX INC.
                          (A DEVELOPMENT STAGE COMPANY)
                              STATEMENT OF EXPENSES

                                                            For the period from
                                                              August 10, 2012
                                                              (Inception) to
                                                                December 31,
                                                                   2012
                                                                 --------
OPERATING EXPENSES
  General and administrative                                     $     32
                                                                 --------
TOTAL OPERATING EXPENSES                                               32
                                                                 --------
LOSS FROM OPERATIONS                                                  (32)
                                                                 --------

NET LOSS                                                         $    (32)
                                                                 ========

NET LOSS PER SHARE: BASIC AND DILUTED                            $  (0.00)
                                                                 ========

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
 BASIC AND DILUTED                                                104,895
                                                                 ========

             See accompanying notes to audited financial statements.

                                   DRIMEX INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF STOCKHOLDERS' EQUITY
      FOR THE PERIOD FROM AUGUST 10, 2012 (INCEPTION) TO DECEMBER 31, 2012

                                                                                     Deficit
                                                                                   Accumulated
                                                  Common Stock         Additional   during the      Total
                                              --------------------      Paid-in    Development  Stockholders'
                                              Shares        Amount      Capital       Stage        Equity
                                              ------        ------      -------       -----        ------
Inception, August 10, 2012                         --       $    --      $  --        $   --       $    --

Shares issued on December 28, 2012
 for cash at $0.001 per share               5,000,000         5,000         --            --         5,000

Net loss                                           --            --         --           (32)          (32)
                                            ---------       -------      -----        ------       -------

Balance, December 31, 2012                  5,000,000       $ 5,000      $  --        $  (32)      $ 4,968
                                            =========       =======      =====        ======       =======


             See accompanying notes to audited financial statements.

                                   DRIMEX INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS

                                                             For the period from
                                                               August 10, 2012
                                                               (Inception) to
                                                                 December 31,
                                                                    2012
                                                                  --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                        $    (32)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
     Changes in assets and liabilities:
                                                                  --------
CASH FLOWS USED IN OPERATING ACTIVITIES                                (32)
                                                                  --------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of common stock                                 5,000
  Loans from director                                                  100
                                                                  --------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES                          5,100
                                                                  --------

NET INCREASE IN CASH                                                 5,068
Cash, beginning of period                                               --
                                                                  --------

CASH, END OF PERIOD                                               $  5,068
                                                                  ========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid                                                   $     --
                                                                  ========
  Income taxes paid                                               $     --
                                                                  ========


             See accompanying notes to audited financial statements.

                                   DRIMEX INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 2012


NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Drimex Inc., ("we", our" or the "Company")was incorporated under the laws of the State of Nevada on August 10, 2012. We are a development stage company in the power sports business. The company plans to buy motorcycles, all-terrain vehicles (ATV), snowmobiles, Utility Terrain Vehicle (UTV), power sports accessories from USA suppliers and sell them worldwide.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company had no revenues as of December 31, 2012. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management's efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Development Stage Company
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies, ASC 915-15. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis
The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America ("GAAP" accounting). The Company has adopted a December 31 fiscal year end.

Cash and Cash Equivalents
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $5,068 of cash as of December 31, 2012.

Fair Value of Financial Instruments
The Company's financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes
Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

                                   DRIMEX INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 2012


NOTE 3 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Basic Income (Loss) Per Share
Basic income (loss) per share is calculated by dividing the Company's net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company's net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of December 31, 2012.

Recent Accounting Pronouncements
Drimex Inc. does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

NOTE 4 - LOAN FROM DIRECTOR

On September 14, 2012, director loaned the Company $100 to open the bank account. The loan is unsecured, non-interest bearing and due on demand.

The balance due to the director was $100 as of December 31, 2012.

NOTE 5 - COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On December 28, 2012, the Company issued 5,000,000 shares of common stock for cash proceeds of $5,000 at $0.001 per share.

There were 5,000,000 shares of common stock issued and outstanding as of December 31, 2012.

NOTE 6 - INCOME TAXES

As of December 31, 2012, the Company had net operating loss carry forwards of $32 that may be available to reduce future years' taxable income in varying amounts through 2032. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

                                                                    December 31,
                                                                       2012
                                                                      ------
Deferred tax asset attributable to:
  Net operating loss carryover                                        $   11
  Less: valuation allowance                                              (11)
                                                                      ------

Net deferred tax asset                                                $   --
                                                                      ======

                                   DRIMEX INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 2012


NOTE 7 - SUBSEQUENT EVENTS

In accordance with ASC 855-10 the Company has analyzed its operations subsequent to December 31, 2012 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

                                   DRIMEX INC.

                          (A DEVELOPMENT STAGE COMPANY)

                                TABLE OF CONTENTS

                                 MARCH 31, 2013

Balance Sheets as of March 31, 2013 (unaudited) and December 31, 2012       F-11

Statements of Operations (unaudited) for the three months ended
March 31, 2013 and from August 10, 2012 (Date of Inception) to
March 31, 2013                                                              F-12

Statements of Cash Flows (unaudited) for the three months ended
March 31, 2013 and from August 10, 2012 (Date of Inception) to
March 31, 2013                                                              F-13

Notes to the Unaudited  Financial Statements                                F-14

                                   DRIMEX INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS
                                   (Unaudited)


                                                                      March 31, 2013     December 31, 2012
                                                                      --------------     -----------------
                                     ASSETS

Current Assets
  Cash and cash equivalents                                              $    142            $  5,068
                                                                         --------            --------

Total Assets                                                             $    142            $  5,068
                                                                         ========            ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
  Current Liabilities
    Loan from director                                                   $    100            $    100
                                                                         --------            --------

Total Liabilities                                                             100                 100
                                                                         --------            --------
Stockholders' Equity
  Common stock, par value $0.001; 75,000,000 shares authorized,
   5,000,000 shares issued and outstanding                                  5,000               5,000
  Additional paid in capital                                                   --                  --
  Deficit accumulated during the development stage                         (4,958)                (32)
                                                                         --------            --------

Total Stockholders' Equity                                                     42               4,968
                                                                         --------            --------

Total Liabilities and Stockholders' Equity                               $    142            $  5,068
                                                                         ========            ========


            See accompanying notes to unaudited financial statements.

                                   DRIMEX INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)



                                                                        For the period from
                                                    For the three         August 10, 2012
                                                     months ended         (Inception) to
                                                    March 31, 2013         March 31, 2013
                                                    --------------         --------------
REVENUES (CONSULTING FEES)                            $    2,000             $    2,000
                                                      ----------             ----------
OPERATING EXPENSES
  Bank fees                                                   72                    104
  Business Licenses and Permits                              500                    500
  Professional Fees                                        6,354                  6,354
                                                      ----------             ----------
TOTAL OPERATING EXPENSES                                   6,926                  6,958
                                                      ----------             ----------

NET LOSS                                              $   (4,926)            $   (4,958)
                                                      ==========             ==========

NET LOSS PER SHARE: BASIC AND DILUTED                 $    (0.00)                   n/a
                                                      ==========             ==========

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
 BASIC AND DILUTED                                     5,000,000                    n/a
                                                      ==========             ==========


            See accompanying notes to unaudited financial statements.

                                   DRIMEX INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
                                   (Unaudited)



                                                                        For the period from
                                                    For the three         August 10, 2012
                                                     months ended         (Inception) to
                                                    March 31, 2013         March 31, 2013
                                                    --------------         --------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss for the period                             $ (4,926)              $ (4,958)
  Adjustments to reconcile net loss to net
   cash (used in) operating activities: NONE
  Changes in assets and liabilities: NONE
                                                      --------               --------
CASH FLOWS USED IN OPERATING ACTIVITIES                 (4,926)                (4,958)
                                                      --------               --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of common stock                        --                  5,000
  Loans from director                                       --                    100
                                                      --------               --------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES                 --                  5,100
                                                      --------               --------

NET DECREASE  IN CASH                                   (4,926)                   142
Cash, beginning of period                                5,068                     --
                                                      --------               --------

CASH, END OF PERIOD                                   $    142               $    142
                                                      ========               ========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid                                       $     --               $     --
                                                      ========               ========
  Income taxes paid                                   $     --               $     --
                                                      ========               ========


            See accompanying notes to unaudited financial statements.

                                   DRIMEX INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                                 MARCH 31, 2013


NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Drimex Inc. was incorporated under the laws of the State of Nevada on August 10, 2012. We are a development stage company in the power sports business. The company plans to buy motorcycles, all-terrain vehicles (ATV), snowmobiles, Utility Terrain Vehicle (UTV), power sports accessories from USA suppliers and sell them worldwide.

The accompanying unaudited condensed consolidated financial statements have been prepared by Drimx pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted in accordance with such rules and regulations. The information furnished in the interim condensed consolidated financial statements include normal recurring adjustments and reflects all adjustments, which, in the opinion of management, are necessary for a fair presentation of such financial statements. Although management believes the disclosures and information presented are adequate to make the information not misleading, it is suggested that these interim condensed consolidated financial statements be read in conjunction with Drimex's most recent audited financial statements. Operating results for the three months ended March 31, 2013 are not necessarily indicative of the results that may be expected for the year ending December 31, 2013.

NOTE 2 - COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company had minimal revenues as of March 31, 2013. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. These factors raise substantial doubt as to the Company's ability to continue as a going concern.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management's efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 4 - SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to March 31, 2013 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

                                   PROSPECTUS

                        5,000,000 SHARES OF COMMON STOCK

                                   DRIMEX INC

                      DEALER PROSPECTUS DELIVERY OBLIGATION

UNTIL __________ __, 2013, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee                                                  $   13.64
Printing Expenses                                                     $   86.36
Accounting Fees and Expenses                                          $  800.00
Auditor Fees and Expenses                                             $2,800.00
Legal Fees and Expenses                                               $3,500.00
Transfer Agent Fees                                                   $1,800.00
                                                                      ---------
TOTAL                                                                 $9,000.00
                                                                      =========
----------
(1)  All amounts are estimates, other than the SEC's registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Drimex Inc's Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Drimex Inc, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. On December 28, 2012, Drimex Inc offered and sold 5,000,000 share of common stock to our sole officer and director, Vladimir Nedrygaylo, for a purchase price of $0.001 per share, for aggregate offering proceeds of $5,000. Drimex Inc. made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), on the basis that the securities were offered and sold in a non-public offering to a "sophisticated investor" who had access to registration-type information about the Company. No commission was paid in connection with the sale of any securities and no general solicitations were made to any person. Mr. Nedrygaylo received "restricted securities."

ITEM 16. EXHIBITS


Exhibit
Number                       Description of Exhibit
------                       ----------------------
3.1      Articles of Incorporation of the Registrant*
3.2      Bylaws of the Registrant*
5.1 Opinion and consent of David Lubin & Associates, PLLC re: the legality of the shares being registered*
10.1     Service Contract with Anchor Freight Services, Inc.*
23.1     Consent of David Lubin & Associates, PLLC (included in Exhibit 5.1)*
23.2     Consent of MaloneBailey LLP.
99.1     Subscription Agreement*

----------
* Previously Filed

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

     (i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Carson City, Nevada on May 21, 2013.


                                       DRIMEX, INC.


                                       By: /s/ Vladimir Nedrygaylo
                                           -----------------------------------
                                       Name:  Vladimir Nedrygaylo
                                       Title: President, Treasurer and Secretary
                                              (Principal Executive, Financial
                                              and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


Signature                                       Title                               Date
---------                                       -----                               ----


/s/ Vladimir Nedrygaylo            President, Treasurer, Secretary and         May 21, 2013
-------------------------------    Director (Principal Executive,
Vladimir Nedrygaylo                Financial and Accounting Officer)

                                 EXHIBIT INDEX


Exhibit
Number                       Description of Exhibit
------                       ----------------------
3.1      Articles of Incorporation of the Registrant*
3.2      Bylaws of the Registrant*
5.1 Opinion and consent of David Lubin & Associates, PLLC re: the legality of the shares being registered*
10.1     Service Contract with Anchor Freight Services, Inc.*
23.1     Consent of David Lubin & Associates, PLLC (included in Exhibit 5.1)*
23.2     Consent of MaloneBailey LLP.
99.1     Subscription Agreement*

----------
*    Previously Filed